Exhibit 10.1
                                                                    ------------

                         COMPETITIVE TECHNOLOGIES, INC.

                        1997 EMPLOYEES' STOCK OPTION PLAN
                           As Amended January 14, 2005


1. Purpose of the 1997 Employees' Stock Option Plan.

         The purpose of the Plan is to enable the Company to attract, retain and motivate its employees by providing for or increasing the proprietary interests of such employees in the Company through increased stock ownership.

         The Plan provides for options which either (i) qualify as incentive stock options ("Incentive Options") within the meaning of that term in Section 422 of the Internal Revenue Code of 1986, as amended, or (ii) do not so qualify under Section 422 of the Code ("Nonstatutory Options") (collectively "Options"). Any Option granted under this Plan will be clearly identified at the time of grant as to whether it is intended to be either an Incentive Option or a Nonstatutory Option.

2. Definitions.

         The following terms, when appearing in the text of this Plan in capitalized form, will have the meanings set out below:

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Code" means the Internal Revenue Code of 1986, as heretofore or hereafter amended.

                  (c) "Committee" means the committee appointed by the Board pursuant to Section 3 below.

                  (d) "Company" means Competitive Technologies, Inc. or any parent or "subsidiary corporation," as that term is defined by
                  Section 424(f) of the Code, thereof, unless the context requires it to be limited to Competitive Technologies, Inc.

                  (e) "Disabled Grantee" means a Grantee who is disabled within the meaning of Section 422(c)(6) of the Code.

                  (f) "Employees" means the class of employees consisting of individuals regularly employed by the Company on a full-time salaried basis who are identified as key employees, or such other employees as the Committee shall so determine.


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                  (g) "Executive Officer" means those individuals who, on the last day of the taxable year at issue: (i) served as the Company's chief executive officer or was acting in a similar capacity, regardless of compensation level; and (ii) the four most highly compensated executive officers (other than the chief executive officer) all as determined pursuant to Treasury Regulation ss.1.162-27(c)(2).

                  (h) "Fair Market Value" means, with respect to the common stock of the Company, the price at which the stock would change hands between an informed, able and willing buyer and seller, neither of which is under a compulsion to enter into the transaction. Fair Market Value will be determined in good faith by the Committee in accordance with a valuation method which is consistent with the guidelines set forth in Treasury Regulation 1.421-7 (e) (2) or any applicable regulations issued pursuant to Section 422(a) of the Code. Fair Market Value will be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

                  (i) "Grantee" means an eligible Employee under this Plan who has been granted an Option.

                  (j) "Incentive Option" means an Option that qualifies for the benefit described in Section 421 of the Code, by virtue of compliance with the provisions of Section 422 of the Code.

                  (k) "Nonstatutory Option" means an Option that is not an Incentive Option.

                  (l) "Option" means either an Incentive Option or a Nonstatutory Option granted under this Plan.

                  (m) "Option Agreement" means the agreement entered into between the Company and an individual Grantee and specifying the terms and conditions of the Option granted to the Grantee, which terms and conditions will recite or incorporate by reference: (i) the provisions of this Plan which are not subject to variation; and (ii) the variable terms and conditions of each Option granted hereunder which will apply to that Grantee.

                  (n) "Optionee" means a Grantee, and, under the appropriate circumstances, his guardian, representative, heir, distributee, legatee or successor in interest, including any transferee.

                  (o) "Plan" means this 1997 Employees' Stock Option Plan, as the same may from time to time be amended.

                  (p) "Stock" means the Company's common stock.

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3. Administration of the Plan.
   ---------------------------

                  (a) Committee Membership. The Plan shall be administered by a committee appointed by the Board, to be known as the Compensation Committee (the "Committee"). The Committee shall be not less than two members and comprised solely of Non-employee Directors, as defined by Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934 ("1934 Act"), or any successor definition adopted by the Securities and Exchange Commission, and who shall each also qualify as an Outside Director for purposes of Section 162(m) of the Code. Any vacancy occurring on the Committee may be filled by appointment by the Board. The Board at its discretion may from time to time appoint members to the Committee in substitution of members previously appointed, may remove members of the Committee and may fill vacancies, however caused, in the Committee.

                  (b) Committee Procedures. The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine. A quorum of the Committee shall consist of a majority of its members, and the Committee may act by vote of a majority of its members present at a meeting at which there is a quorum, or without a meeting by written consent signed by all members of the Committee. If any powers of the Committee hereunder are limited or denied by the Board or under applicable law, the same powers may be exercised by the Board.

                  (c) Committee Powers and Responsibilities. The Committee will interpret the Plan, prescribe, amend and rescind any rules or regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions it deems necessary or advisable, except as otherwise expressly reserved for the Board. Subject to the limitations imposed by the Board or under applicable law and the terms of the Plan, the Committee may periodically determine which Employees should receive Options under the Plan, whether the options shall be Incentive Options or Nonstatutory Options, the number of shares covered by such Options, the per share purchase price for such shares, and the terms thereof, including but not limited to transferability of such Options, and shall have full power to grant such Options. In making its determinations, the Committee shall consider, among other relevant factors, the importance of the duties of the Grantee to the Company, his or her experience with the Company, and his or her future value to the Company. All decisions, interpretations and other actions of the Committee shall be final and binding on all Grantees, Optionees and all persons deriving their rights from a Grantee or Optionee. No member of the Board or the Committee shall be liable for any action taken or failed to be taken in good faith or for any determination made pursuant to the Plan.


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4. Stock Subject to Plan.
   ----------------------

         This Plan authorizes the Committee to grant Options to Employees up to the aggregate amount of 1,525,000 shares of Stock, subject to eligibility and any limitations specified herein. Adjustment in the shares subject to the Plan shall be made as provided in Section 9. Any shares covered by an Option which, for any reason, expires, terminates or is canceled may be reoptioned under the Plan.

5. Eligibility
   -----------

                  (a) General Rule. All Employees defined in Section 2(f) shall be eligible.

                  (b) Ten Percent Stockholders. An employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding Stock shall not be eligible for designation as a Grantee of an Incentive Option unless (i) the exercise price for each share of Stock subject to such Incentive Option is at least one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date of grant, and (ii) such Incentive Option, by its terms, is not exercisable after the expiration of five (5) years from the date of grant.

                  (c) Attribution Rules. For purposes of Subsection (b) above, in determining stock ownership, an Employee shall be deemed to own the Stock owned, directly or indirectly, by or for his brothers, sisters (whether by whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

                  (d) Outstanding Stock. For purposes of Subsection (b) above, "Outstanding Stock" shall include all Stock actually issued and outstanding immediately after the grant. "Outstanding Stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

                  (e) Individual Limits of Executive Officers. Subject to the provisions of Section 9 hereof, the number of option shares granted in a fiscal year to any Executive Officer shall not exceed 300,000 shares for the first fiscal year during which such person becomes an Executive Officer and shall not exceed 100,000 shares for any subsequent fiscal year during which such person serves as an Executive Officer.

                  (f) Incentive Option Limitation. The aggregate Fair Market Value of the stock for which Incentive Options granted to any one eligible Employee under this Plan and under all incentive stock option plans of the Company, its parent(s) and subsidiaries, may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value of the stock subject to any Option as of the time that Option is granted. If the date on which one or more Incentive Options could be first exercised would be accelerated pursuant to any other provision of the Plan or any Stock Option Agreement referred to in Section 6(a), or an amendment thereto, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then notwithstanding any such other provision the exercise date of such Incentive Options shall be accelerated only to the extent, if any, that is permitted under Section 422 of the Code and the exercise date of the Incentive Options with the lowest option prices shall be accelerated first. Any exercise date which cannot be accelerated without violating the $100,000 restriction of this section shall nevertheless be accelerated, and the portion of the Option becoming exercisable thereby shall be treated as a Nonstatutory Option.

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6. Terms and Conditions of All Options Under the Plan.
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                  (a) Option Agreement. All Options granted under the Plan shall be evidenced by a written Option Agreement and shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in an Option Agreement.

                  (b) Number of Shares. Each Option Agreement shall specify the number of shares of the Stock each such Employee will be entitled to purchase pursuant to the Option and shall provide for the adjustment of such number in accordance with Section
                  9. Each Option Agreement shall state the minimum number of shares which must be exercised at any time, if any.

                  (c) Nature of Option. Each Option Agreement shall specify the intended nature of the Option as an Incentive Option, a Nonstatutory Option or partly of each type.

                  (d) Exercise Price. Each Option Agreement shall specify the exercise price. The exercise price of either the Incentive Option or the Nonstatutory Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant. Subject to the foregoing, the exercise price under any Option shall be determined by the Committee in its sole discretion. The exercise price shall be payable in the form described in Section 7.

                  (e) Term of Option. The Option Agreement shall specify the term of the Option. The term of any Option granted under this Plan is subject to expiration, termination, and cancellation as set forth within this Plan.

                  (f) Exercisability. Each Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. Such Option shall not be exercisable after the expiration of such term which shall be fixed by the Committee, but in any event not later than ten years from the date such Option is granted. Subject to the provisions of the Plan, the Committee may grant Options which are vested, or which become vested upon the happening of an event or events as specified by the Committee.

                  (g) Withholding Taxes. Upon exercise of any Nonstatutory Option (or any Incentive Option which is treated as a Nonstatutory Option because it fails to meet the requirements set forth in the Code for Incentive Options), the Optionee must tender full payment to the Company for any federal income tax withholding required under the Code in connection with such exercise ("Withholding Tax"). If the Optionee fails to tender to the Company the Withholding Tax, the Committee, at its discretion, shall withhold from the Optionee any and all shares subject to such Option, and accordingly, subject to Withholding Tax until such time as either of the following events has occurred:

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                      (i) the Employee tenders to the Company payment in cash to pay the Withholding Tax; or

                      (ii) the Company withholds from the Employee's wages an amount sufficient to pay the Withholding Tax.

                  (h) Termination and Acceleration of Option.

                      For Incentive Options:
                      ---------------------

                     (i) If the employment of a Grantee who is not a Disabled
                         Grantee is terminated without cause, or such Grantee voluntarily quits or retires under any retirement plan of the Company, any then outstanding and exercisable stock option held by such a Grantee shall be exercisable, in accordance with the provisions of the Option Agreement, by such Grantee at any time prior to the expiration date of such Option or within three months after the date of termination of employment or service, whichever is the shorter period.

                    (ii) If the employment of a Grantee who is a Disabled
                         Grantee is terminated without cause, any then outstanding and exercisable Option held by such a Grantee shall be exercisable, in accordance with the provisions of the Option Agreement, by such a Grantee at any time prior to the expiration date of such Option or within one year after the date of such termination of employment or service, whichever is the shorter period.

                      For all Options issued hereunder:
                      --------------------------------

                    (i) If the Company terminates the employment of a Grantee for cause, all outstanding stock options held by the Grantee at the time of such termination shall automatically terminate unless the Committee notifies the Grantee that his or her options will not terminate. A termination "for cause" shall be defined under each written Option Agreement. The Company assumes no responsibility and is under no obligation to notify a Permitted Transferee (as hereafter defined in section
                         13) of early termination of an Option on account of a Grantee's termination of employment.

                    (ii) Whether termination of employment or other service is a termination "for cause" or whether a Grantee is a Disabled Grantee shall be determined in each case, in its discretion, by the Committee and any such determination by the Committee shall be final and binding.

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                   (iii) Following the death of a Grantee during employment,
                         any outstanding and exercisable Options held by such Grantee at the time of death shall be exercisable, in accordance with the provisions of the Option Agreement, by the person or persons entitled to do so under the Will of the Grantee, or, if the Grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the Grantee at any time prior to the expiration date of such Option or within one year after the date of death, whichever is the shorter period.

                    (iv) The Committee may grant Options, or amend Options
                         previously granted, to provide that such Options continue to be exercisable up to ten years after the date of grant irrespective of the termination of the Grantee's employment with the Company, and which vest upon grant or become vested upon the happening of an event or events specified by the Committee, although the exercise of such vested Options in the case of Incentive Options more than three months after termination of employment may convert such Options to Nonstatutory Options with respect to the income tax consequences of such exercise.

7.   Payment for Shares
     ------------------

     (a) Cash. Payment in full for shares purchased under an Option shall be made in cash (including check, bank draft or money order) at the time that the Option is exercised.

     (b) Stock. In lieu of cash an Optionee may, with the consent of the Committee, make payment for Stock purchased under an Option, in whole or in part, by tendering to the Company in good form for transfer, shares of Stock valued at Fair Market Value on the date the Option is exercised. Such shares will have been owned by the Optionee or the Optionee's representative for the time specified by the Committee but in no case shall the Optionee or his representative have held a beneficial interest in such tendered shares for a period less than six months prior to the exercise of the Option.

8.   Use of Proceeds from Stock.
     --------------------------

         Cash proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

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9.   Adjustments.
     -----------

         Changes or adjustments in the Option price, number of shares subject to an Option or other specifics as the Committee should decide will be considered or made pursuant to the following rules:

          (a) Upon Changes in Stock. If the outstanding Stock is increased or decreased, or is changed into or exchanged for a different number or kinds of shares or securities, as a result of one or more reorganizations, recapitalization, stock splits, reverse stock splits, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments will be made in the exercise price and/ or the number and/or kind of shares or securities for which Options may thereafter be granted under this Plan and for which Options then outstanding under this Plan may thereafter be exercised. The Committee will make such adjustments as it may deem fair, just and equitable to prevent substantial dilution or enlargement of the rights granted to or available for Optionees. No adjustment provided for in this Section 9 will require the Company to issue or sell a fraction of a share or other security. Nothing in this Section will be construed to require the Company to make any specific or formula adjustment.

          (b) Prohibited Adjustment. If any such adjustment provided for in this Section 9 requires the approval of stockholders in order to enable the Company to grant or amend Options, then no such adjustment will be made without the required stockholder approval. Notwithstanding the foregoing, if the effect of any such adjustment would be to cause an Incentive Option to fail to continue to qualify under Section 422 of the Code or to cause a modification, extension or renewal of such stock option within the meaning described in Section 424 of the Code, the Committee may elect that such adjustment not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee, in its sole discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such Incentive Option.

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          (c)  Further Limitations. Nothing in this Section will entitle the
               Optionee to adjustment of his Option in the following circumstances:

                  (i) The issuance or sale of additional shares of the Stock, through public offering or otherwise;

                  (ii) The issuance or authorization of an additional class of capital stock of the Company;

                  (iii) The conversion of convertible preferred stock or debt of the Company into Stock; and

                  (iv)     The payment of dividends except as provided in
                           Section 9 (a).

The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.  Legal Requirements:
     ------------------

     (a) Compliance with All Laws. The Company will not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of any such Stock to be acquired pursuant to the exercise of any Option on any stock exchange on which the Stock may then be listed, and (b) the compliance with any registration requirements or qualification of such shares under any federal securities laws, including without limitation the Securities Act of 1933, as amended ("1933 Act"), the rules and regulations promulgated thereunder, or state securities laws and regulations, the regulations of any stock exchange or interdealer quotation system on which the Company's securities may then be listed, or obtaining any ruling or waiver from any government body which the Company may, in its sole discretion, determine to be necessary or advisable, or which, in the opinion of counsel to the Company, is otherwise required.

     (b) Compliance with Specific Code Provisions. It is the intent of the Company that the Plan and its administration conform strictly to the requirements of Section 422 of the Code with respect to Incentive Options. Therefore, notwithstanding any other provision of this Plan, nothing herein will contravene any requirement set forth in Section 422 of the Code with respect to Incentive Options and if inconsistent provisions are otherwise found herein, they will be deemed void and unenforceable or automatically amended to conform, as the case may be.

     (c) Plan Subject to Delaware Law. All questions arising with respect to the provisions of the Plan will be determined by application of the Code and the laws of the state of Delaware except to the extent that Delaware laws are preempted by any federal law.

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11. Rights as a Stockholder.
    -----------------------

         An Optionee shall have no rights as a stockholder with respect to any Stock covered by his Option until the date of issuance of the stock certificate to him after receipt of the consideration in full set forth in the Option Agreement. Except as provided in Section 9 hereof, no adjustments will be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, or for distributions for which the record date is prior to the date on which the Option is exercised.

12. Restrictions on Shares.
    ----------------------

         Prior to the issuance or delivery of any shares of the Stock under the Plan, the person exercising the Option may be required to:

          (a) represent and warrant that the shares of the Stock to be acquired upon exercise of the Option are being acquired for investment for the account of such person and not with a view to resale or other distribution thereof;

          (b) represent and warrant that such person will not, directly or indirectly, sell, transfer, assign, pledge, hypothecate or otherwise dispose of any such shares unless the sale, transfer, assignment, pledge, hypothecation or other disposition of the shares is pursuant to the provisions of this Plan and effective registrations under the 1933 Act and any applicable state or foreign securities laws or pursuant to appropriate exemptions from any such registrations; and

          (c) execute such further documents as may reasonably be required by the Committee upon exercise of the Option or any part thereof, including but not limited to any stock restriction agreement that the Committee may choose to require.

         Nothing in this Plan shall assure any Optionee that shares issuable under this Option are registered on a Form S-8 under the 1933 Act or on any other Form. The certificate or certificates representing the shares of the Stock to be issued or delivered upon exercise of an Option may bear a legend evidencing the foregoing and other legends required by any applicable securities laws. Furthermore, nothing herein or any Option granted hereunder will require the Company to issue any Stock upon exercise of any Option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the 1933 Act, applicable state securities laws, or any other applicable rule or regulation then in effect. The Company shall have no liability for failure to issue shares upon any exercise of Options because of a delay pending the meeting of any such requirements.

13. Transferability.
    ---------------

         The Committee shall retain the authority and discretion to permit a Nonstatutory Option, but in no case an Incentive Option, to be transferable as long as such transfers are made only to one or more of the following: family members, limited to children of Grantee, spouse of Grantee, or grandchildren of Grantee, or trusts for the benefit of Grantee and/or such family members ("Permitted Transferee"), provided that such transfer is a bona fide gift and accordingly, the Grantee receives no consideration for the transfer, and that the Options transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer. Options are also subject to transfer by will or the laws of descent and distribution. Options granted pursuant to this Plan shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise. A Permitted Transferee may not subsequently transfer an Option. The designation of a beneficiary shall not constitute a transfer.

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14. No Right to Continued Employment.
    --------------------------------

         This Plan and any Option granted under this Plan will not confer upon any Optionee any right with respect to continued employment by the Company nor shall they alter, modify, limit or interfere with any right or privilege of the Company under any employment agreement heretofore or hereafter executed with any Optionee, including the right to terminate any Optionee's employment at any time for or without cause, to change his level of compensation or to change his responsibilities or position.

15. Corporate Reorganizations.
    -------------------------

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to Options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by another corporation or person, the Plan will terminate and all Options will lapse. The result described above will not occur if provision is made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of Options earlier granted, or the substitution for such Options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and Options theretofore granted will continue in the manner and under the terms so provided. If the Plan and unexercised Options shall terminate pursuant to the foregoing, all persons holding any unexercised portions of Options then outstanding shall have the right, at such time prior to the consummation of the transaction causing the termination as the Company shall designate, to exercise the unexercised portions of their options, including the portions thereof which would but for this
Section 15 not yet be exercisable.

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16. Modification, Extension and Renewal.
    -----------------------------------

     (a) Options. Subject to the conditions of and within the limitations prescribed in the Plan herein, the Committee may modify, extend, cancel or renew outstanding Options. Notwithstanding the foregoing, no modification will, without the prior written consent of the Optionee, alter, impair or waive any rights or obligations associated with any Option earlier granted under the Plan.

     (b) Plan. The Board may at any time and from time to time interpret, amend or discontinue the Plan, subject to the limitation, however, that, except as provided in Section 9 (relating to adjustments upon changes in stock), no amendment shall be made, except upon stockholder approval, which will:

          (1) Increase the number of shares reserved for Options under the Plan; or

          (2) Reduce the Option price below 100% of Fair Market Value at the time an Option is granted; or

          (3) Change the requirements for eligibility for participation under the Plan.

17. Plan Date and Duration.
    ----------------------

         The Plan shall take effect on the date it is adopted by the Board subject to approval by the stockholders. Options may not be granted under this Plan after September 30, 2007.

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